UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 17, 2005

The Allstate Corporation

(Exact name of registrant as specified in charter)

Delaware	1-11840	36-3871531
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

2775 Sanders Road, Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (847) 402-5000

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.        Entry into a Material Definitive Agreement.

(a)                                  On May 17, 2005, Thomas J. Wilson was elected President and Chief Operating Officer of the registrant, effective as of June 1, 2005.  A copy of the press release announcing the election is furnished as Exhibit 99 to this report.

In connection with his election as President and Chief Operating Officer, as of June 1, 2005, Mr. Wilson’s annual base salary will be increased to $800,000.  Mr. Wilson will continue to participate in the registrant’s employee equity incentive plan and annual and long-term cash incentive plans as described in the exhibits to the registrant’s annual report on Form 10-K for 2004.  The terms of his change of control agreement have not changed.

Section 5 – Corporate Governance and Management

Item 5.02.                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)                                  On May 17, 2005, Mr. Wilson was elected President and Chief Operating Officer of the registrant, effective as of June 1, 2005.

Mr. Wilson has served the registrant and its subsidiaries in a variety of executive capacities since 1995.  He is currently and will remain President of Allstate Protection.  He was Chairman and President of Allstate Financial from 1999 to 2002.

With or without cause, he may be removed as President and Chief Operating Officer at any time by the registrant’s Board of Directors.   There are no arrangements or understandings between him and any other person pursuant to which he was selected as an officer of the registrant.  He is not related to any other director or executive officer of the registrant and has no relationships or transactions with the registrant outside the context of his employment.

The material changes to Mr. Wilson’s compensation in connection with his election as President and Chief Operating Officer are incorporated in this Item 5.02 by reference to Item 1.01 of this report.

Section 9 – Financial Statements and Exhibits

Item 9.01.        Financial Statements and Exhibits.

(c)           Exhibits

99                 Registrant’s press release dated May 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE ALLSTATE CORPORATION
(registrant)

	By	/s/ Mary J. McGinn
Name: Mary J. McGinn
Title: Assistant Secretary

Dated: May 20, 2005